Exhibit 99.2

CIT

Second Quarter 2013 Financial Results

July 23, 2013

Important Notices

This presentation contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this presentation, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that CIT is unsuccessful in implementing its strategy and business plan, the risk that CIT is unable to react to and address key business and regulatory issues, the risk that CIT is unable to achieve the projected revenue growth from its new business initiatives or the projected expense reductions from efficiency improvements, the risk that CIT is delayed in implementing its branch strategy, and the risk that CIT becomes subject to liquidity constraints and higher funding costs. Further, there is a risk that the valuations resulting from our fresh start accounting analysis, which are inherently uncertain, will differ significantly from the actual values realized, due to the complexity of the valuation process, the degree of judgment required, and changes in market conditions and economic environment. We describe these and other risks that could affect our results in Item 1A, “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2012, which was filed with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on the forward-looking statements contained in this presentation. These forward-looking statements speak only as of the date on which the statements were made. CIT undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

This presentation is to be used solely as part of CIT management's continuing investor communications program. This presentation shall not constitute an offer or solicitation in connection with any securities.

Performance Highlights & Trends

At or For the Period Ended	**Q2 '13**	Q1 '13	Q4 '12	Q3 '12	Q2 '12	FY '12	FY '11
EPS (Diluted)	**$0.91**	$0.81	$1.03	($1.49)	($0.36)	($2.95)	$0.07
Book Value Per Share	**$43.16**	$42.21	$41.49	$40.37	$41.79	$41.49	$44.27
Tangible Book Value Per Share	**$41.33**	$40.35	$39.61	$38.47	$39.86	$39.61	$42.23
Profitability Metrics as a % of AEA [1]							
Net Finance Margin	**4.53%**	4.43%	3.86%	-1.60%	1.13%	-0.24%	1.53%
Adjusted Net Finance Margin [2]	**4.62%**	4.64%	4.88%	4.03%	4.41%	4.06%	2.68%
Provision for Credit Losses	**0.17%**	0.24%	0.00%	0.00%	0.11%	0.16%	0.78%
Non-spread Revenue	**0.94%**	0.85%	2.12%	1.07%	1.72%	2.01%	2.77%
Core Non-spread Revenue [3]	**1.07%**	0.88%	1.18%	1.07%	0.92%	1.02%	1.10%
Operating Expenses	**2.73%**	2.85%	2.87%	2.92%	2.81%	2.82%	2.61%
Pre-tax Income	**2.57%**	2.19%	3.12%	-3.65%	-0.33%	-1.40%	0.52%
Net Charge-offs (% of AFR [4])	**0.53%**	0.18%	0.34%	0.36%	0.33%	0.37%	1.16%
Non-accrual Loans (% of FR [5])	**1.28%**	1.33%	1.59%	2.02%	2.26%	1.59%	3.53%
Total Capital Ratio [6]	**17.0%**	17.1%	17.0%	17.5%	18.9%	17.0%	19.7%
Tier 1 Capital Ratio [6]	**16.3%**	16.4%	16.3%	16.7%	18.0%	16.3%	18.8%

(1) Average earning assets (AEA) is computed using month end balances and is the average of finance receivables, operating lease equipment and financing and leasing assets held for sale less the credit balances of factoring clients.
(2) Excluding accelerated FSA net discount / premium and other charges on debt redemptions and accelerated OID (original issue discount) on debt extinguishment related to the TRS facility. Adjusted net finance margin is a non-GAAP measure; please see the non-GAAP disclosures in our second quarter press release for a reconciliation of non-GAAP to GAAP financial information.
(3) Core Non-spread Revenue includes Factoring Commissions, Fee Revenues and Gain on Sales of Leasing Equipment.
(4) Average finance receivables (AFR) is computed using month end balances and is the average of finance receivables (as defined below). It excludes operating lease equipment.
(5) Finance receivables (FR) include loans, direct financing lease and leverage lease receivables and factoring receivables.
(6) June 30, 2013 capital ratios are preliminary.

2Q13 Earnings Call

2

Portfolio Trends

($ Billions)

Total Assets

Assets

50.0 44.6 44.6 40.0% 42.8 43.6 44.0 45.0 40.0 36.0% 10.0 11.6 12.2 13.3 13.9

Assets 35.0 Total

     30.0 32.0% to 25.0 % Total 20.0 32.8 32.0 28.0% Assets 15.0 31.8 31.3 30.7 10.0 24.0% 5.0 Bank

0.0 20.0% Q2 '12 Q3 '12 Q4 '12 Q1 '13 Q2 '13 CIT

All Other Assets CIT Bank Assets CIT Bank Assets % of Total Assets

Commercial Funded Volume(1) and Financing and Leasing Assets

     3.5 35.0 3.1 3.0 0.3 2.9 33.0 Assets Volume 0.4 2.5 2.4 2.2 0.8 0.3 2.0 0.2 1.9 0.7 31.0 0.6 0.6 Commercial

0.4

Funded 1.5

     29.0 1.0 2.0 1.8 1.5 1.4 1.5 27.0 0.5 0.0 25.0 Q2 '12 Q3 '12 Q4 '12 Q1 '13 Q2 '13

Bank All Other Aircraft Deliveries Commercial Portfolio

(1) Excludes factoring volume.

2Q13 Earnings Call 3

Asset Quality

($ Millions)

Non-accrual Loans & Net Charge-offs

500 455 1.5% 450 412

Loans AFR

     400 1.2% 332 to 350 294 279 % accrual 300 0.9% 250 -offs

200 0.6% Charge

– 150

Non 100 0.3%

50 Net

0 0.0% Q2 '12 Q3 '12 Q4 '12 Q1 '13 Q2 '13 (1)

Non-accrual Loans Net Charge-offs % to AFR

Losses 500 Allowance for Loan Losses

Losses

     2.9% 450 414 398 379 386 400 367 2.7% FR

350 Commercial

2.5%

Loan 300 Loan

     2.3% for 250 200 2.1% for Allowance Allowance

150

     1.9% to 100 1.7% % 50

0 1.5% Q2 '12 Q3 '12 Q4 '12 Q1 '13 Q2 '13

Allowance for Loan Losses Allowance for Loan Losses % to Commercial FR

(1) Q2’13 includes approximately $20 million of charge-offs related to the transfer of loans to held for sale; exclusive of these charge-offs, net charge-offs as a % to AFR would have been 16 bps.

2Q13 Earnings Call 4

Net Finance Margin

4.88%

5.0% 4.64% 4.62% 4.41% 4.03% 4.43% 4.53% 3.86%

2.5%

AEA of

% 1.13% 0.0%

Q2 '12 Q3 '12 Q4 '12 Q1 '13 Q2 '13

     -1.60% -2.5%

(1)

Adjusted NFM Margin GAAP NFM Margin

§ Second quarter 2013 net finance margin was 4.53%.

§ Excluding the impact of debt redemptions, adjusted net finance margin was 4.62%, down slightly from 4.64% in 1Q13 and up from 4.41% in 2Q12.

(1) Excluding accelerated FSA net discount / premium and other charges on debt redemptions and accelerated OID (original issue discount) on debt extinguishment related to the TRS facility. Adjusted net finance margin is a non-GAAP measure; please see the non-GAAP disclosures in our second quarter press release for a reconciliation of non-GAAP to GAAP financial information.

2Q13 Earnings Call 5

Net Finance Margin - Components

12.0%

     10.1% 10.0% 9.0% 8.5%

8.4%

     8.0% 7.9% 8.0% AEA 7.8% of %

6.0%

4.5%

4.6% 3.5%

4.0% 4.5% 3.3%

3.5%

     3.3% 3.3% 2.0% Q2 '12 Q3 '12 Q4 '12 Q1 '13 Q2 '13

Portfolio Yield Cost of Funds Adj Cost of Funds (1)

§ Funding costs improved 7 bps sequentially.

(1) Excluding accelerated FSA net discount / premium and other charges on debt redemptions and accelerated OID (original issue discount) on debt extinguishment related to the TRS facility.

2Q13 Earnings Call 6

Non-spread Revenue

($ Millions)

200 1.50% 1.18% 1.07% 1.07% 150 0.92%

Revenue 0.88% 1.00% AEA

     100 of % spread 0.50% as

50 NSR

Non- 0.00%

0 Core

Q2 '12 Q3 '12 Q4 '12 Q1 '13 Q2 '13

-50 -0.50%

Factoring Commissions Fee Income Gains on sales of leasing equipment All Other (2) Core NSR (1) as % of AEA

Non-spread Revenue Item Drivers

Factoring Commissions Volume and Commission Rates Fee Revenues Portfolio Growth and Market Pricing Gains on Sale of Leasing Equipment Residual Realization and Portfolio Management

(1) Core Non-spread Revenue includes Factoring Commissions, Fee Revenues and Gain on Sales of Leasing Equipment.

(2) All other includes items that are episodic in nature including: (Losses) gains on loan and portfolio sales, counterparty receivable accretion, recoveries of loans charged off pre-emergence and loans charged off prior to transfer to held for sale, gain on investment sales, (losses) gains on derivatives and foreign currency exchange, impairment on assets held for sale and other revenues.

2Q13 Earnings Call 7

Operating Expenses

($ Millions)

300.0 3.0%

250.0 235 235 2.5%

232

227 230 Charges

Expenses 200.0 2.0%

Restructuring

150.0 1.5%

Operating

     214 220 213 221 212 ex. 100.0 1.0%

AEA to

50.0 0.5% %

0.0 0.0% Q2 '12 Q3 '12 Q4 '12 Q1 '13 Q2 '13

All Other Opex Deposit Related Restructuring Charges % to AEA ex. Restructuring Charges

§ Headcount down by ~70 from 1Q13 and ~150 from a year ago.

§ Excluding restructuring charges, expenses were $220M vs. $230M in 1Q13.

2Q13 Earnings Call 8

8